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                                                                Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-02798) pertaining to the registration of $250,000,000 of common stock, preferred stock, debt securities and warrants to purchase such securities of Pacific Gulf Properties Inc. of our report dated February 13, 1998, with respect to the consolidated financial statements and related financial statement schedule of Pacific Gulf Properties, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-73688) pertaining to the Pacific Gulf Properties Inc. 1993 Share Option Plan, and the Registration Statement (Form S-3, No. 33-92082) pertaining to the Pacific Gulf Properties Inc. Dividend Reinvestment Plan of our report dated February 13, 1998, with respect to the consolidated financial statements and related financial statement schedule of Pacific Gulf Properties Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                         /s/ ERNST & YOUNG LLP


Newport Beach, California
March 31, 1998